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                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

                                 April 12, 2002

This Loan Agreement (the "Agreement") is by and between First Bank & Trust East Texas (the "Bank"), a state chartered banking association, and Texas Timberjack, Inc., a Texas corporation (the "Borrower")

                                    ARTICLE 1

                            AMOUNT AND TERMS OF LOAN

Revolving Line of Credit Loan - From the date of this letter agreement (the
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"Agreement") to April 12, 2003, the Bank agrees to make loans to the Borrower
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from time to time on any date the Bank is officially open for business in such amounts as the Borrower may request up to the maximum amount hereinafter stated, and the Borrower may make borrowings and re-borrowing; provided however, that the sum of the aggregate principal amount of all such loans at any one time outstanding shall never exceed the lesser of $5,000,000.00 or, the Bank's legal lending limit, or the Borrowing Base ("Borrowing Base"). The Line is subject to the Borrowing Base Agreement attached hereto as Exhibit "A" and by reference made a part hereof. The proceeds of the Line of Credit loans shall be used to support working capital needs of the Borrower's business. To evidence such loans the Borrower will execute and deliver to the Bank a promissory note, substantially in the form of Exhibit "B" (together with any renewals, modifications or substitutions thereof, the "Line of Credit Note") dated
April 12, 2002 in the amount of $5,000,000.00 and payable to the order of the
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Bank on or before April 12, 2003. Each advance extended under the Line of Credit
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shall bear interest at the Prime Rate plus 1/2 %. The "Prime Rate" shall mean that rate as published from time to time in the Wall Street Journal.

Without notice to the Borrower or any other person the Prime Rate may change automatically from time to time as and in amount by which said Prime Rate may fluctuate, with each such change to be effective as of the date of each change in said Prime Rate. Interest shall be payable monthly commencing May 12, 2002 to
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maturity on April 12, 2003 when all accrued and unpaid interest and outstanding
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principal shall be paid in full.

                                    ARTICLE 2

                               SECURITY FOR LOANS

The Line of Credit loans shall be secured by senior security interests in all accounts receivable, parts inventory, sales contracts receivable, and notes receivable, of the Borrower. The Borrower shall execute instruments together with UCC financing statements which are satisfactory to the Bank (collectively, the "Security Agreements") to evidence its granting to the Bank the referenced security interests.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Bank as follows:

     A. Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

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     B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

     C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

     D. Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

     E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of terms of this Agreement and the other Loan Documents.

     F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

     G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

     H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since September 30, 2001. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

     I. Place of Business. Borrower's chief executive office is located at:

                6004 S. US Hwy. 59
                Lufkin, Texas 75904

     J. Environmental. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, and applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                                    ARTICLE 4

                              AFFIRMATIVE COVENANTS

Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

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     A. Financial Statements and Other Information. Maintain a system of accounting satisfactory to bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

               1. Furnish to Bank audited financial statements of Borrower (including a balance sheet and profit and loss statement) for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

               2. Furnish to Bank internally prepared financial statements (including a balance sheet and profit and loss statement) of Borrower for each quarter of each fiscal year of Borrower, within 45 days after the close of each such period.

               3. Make available to Bank copies of all 10-Ks, 10-Qs, and all other material public filings made by Overhill Corporation with the Securities and Exchange Commission and with any other state or federal agency within 30 days after filing with such agency.

               4. Maintain a debt-to-equity ratio (total liabilities/total stockholder's equity) not to exceed one to one at any time.

               5. Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraph 2 and 3 above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement and the other Loan Documents.

     B. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transaction.

     C. Adverse Conditions or Events. Promptly advise Bank in writing of any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations.

     D. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

     E. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

     F. Insurance. Maintain casualty and liability insurance with financially sound insurers on its properties against such risks as is customary with companies in similar businesses.

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                                    ARTICLE 5

                               NEGATIVE COVENANTS

The Borrower agrees that from the date hereof and until the full satisfaction of the obligations under this Agreement and the Line of Credit Note, it shall not, without prior written consent of Bank, do the following:

     a) Any material change in executive management with regard to Harold Estes or Mike Boatman; however the death of either of these two individuals will not be considered a material management change for purposes of this agreement.

     b)   Material change of ownership of Borrower.

     c) Borrower shall not in any manner become liable for any indebtedness of Overhill Corporation or any of its affiliates.

     d)   Make a distribution of equity.

     e)   Provide a dividend to any owner of the borrower.



                                    ARTICLE 6

                                EVENTS OF DEFAULT

An Event of Default shall exist if Borrower fails to pay any amounts owed to Bank under this Agreement, the Line of Credit Note, the Security Agreements or related loan documents (collectively, the "Loan Documents") when due, if any representation made under the Loan Documents is false or misleading, or if Borrower is at any time out of compliance with any of the Affirmative Covenants or Negative Covenants outlined in Article 4 and Article 5 above. Upon the occurrence and continuance of any Event of Default, the Bank may cancel the Line of Credit and declare all amounts outstanding under the Loan Documents immediately due and payable thirty days after notice of default is received by Borrower in writing from lender.

                                    ARTICLE 7

                                  MISCELLANEOUS

Expenses - Borrower will pay all reasonable out-of-pocket losses, costs and expenses incurred by the Bank in connection with the loans made hereunder, the enforcement of any provision of this Agreement , the Line of Credit Note or the collection of any amount due hereunder or thereunder including, but not limited to, reasonable fees and disbursements of counsel to the Bank incurred in the course of so enforcing such rights.

No Waiver - No failure or delay by the Bank in exercising any right, power of remedy hereunder upon a breach of this Agreement shall constitute a waiver of any such term, condition, agreement, right, power of Bank from exercising any such rights, power or remedy at any later time or times.

Amendments - The Bank shall not be deemed to have waived any of the terms and conditions hereof except by a writing signed by an officer of the Bank delivered to the Borrower. This Agreement may be amended by a supplement agreement setting forth such amendment when properly executed by all parties to this Agreement.

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GAAP - All account terms used herein shall have the meaning assigned to them by generally accepted accounting principles unless otherwise defined.

Law Governing - The Agreement and all rights shall be governed by the laws of the State of Texas and applicable laws of the United States of America and shall be binding upon the Borrower and all successors and assigns.

FINAL AGREEMENT OF THE PARTIES - THIS WRITTEN AGREEMENT AND THE OTHER LOAN
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DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 16.02 (A) OF THE
TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SEBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

BORROWER: Texas Timberjack, Inc.           BANK:  First Bank & Trust East Texas


By:                                        By:
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Name:                                      Name:
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Title:                                     Title:
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